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                                               Zenith National Insurance Corp.
                                               21255 Califa Street
                                               Woodland Hills, CA 91367-5021
                                               Reply to: P.O. Box 9055
                                               Van Nuys, CA 91409-9055
PRESS RELEASE                                  Telephone 818/713-1000
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BUSINESS & FINANCIAL EDITORS                FREDRICKA TAUBITZ
                                            Executive Vice President
FOR IMMEDIATE RELEASE                       & Chief Financial Officer

WOODLAND HILLS, CA. March 22, 1999 .. Zenith National Insurance Corp. (NYSE:ZNT) announced today that it has received a report from a neutral third party relating to the determination of the proper GAAP book value of the assets and liabilities that Zenith's wholly-owned subsidiary, Zenith Insurance Company, acquired from RISCORP, Inc. on April 1, 1998. The report was issued pursuant to a procedure established under the asset purchase agreement for the determination of the purchase price for the RISCORP transaction. The report indicates that the total purchase price would be $92.3 million, of which $35 million has already been paid by Zenith.

Zenith is now studying the report and conferring with its advisors to determine what changes to its financial statements may be necessary or appropriate.

The above release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Zenith National Insurance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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